EXHIBIT 99.1

SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
OF ARGYLE SECURITY, INC.

c/o Dean H. Blythe, Chairman
12903 Delivery Drive
San Antonio, Texas 78247

May 29, 2009

MML Capital Partners LLC
Stamford Harbor Park
333 Ludlow Street
Stamford, CT 06902 USA

Ladies and Gentlemen:

This letter is being sent to advise you that the Board of Directors of Argyle Security, Inc. (the “Company”) has formed a special committee (the “Committee”) to consider your offer to acquire the outstanding shares of common stock of the Company, as set forth in your letter dated May 19, 2009. Given the intervening Memorial Day holiday and other scheduling conflicts, as of this time the Committee has not had sufficient time to adequately consider the offer and therefore will not be responding by the deadline of May 29, 2009 set forth in your letter. The Committee will, however, continue its review and analysis of your offer and, if the offer is not terminated or withdrawn, will respond at a later date once it has had sufficient time to adequately consider your offer and formulate a response that is consistent with its fiduciary duties and in the best interests of the Company and its stockholders.

Very truly yours,

/s/ Dean H. Blythe

Dean H. Blythe
Chairman
Special Committee of Board of Directors